Exhibit 3.3

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “INNOPHOS MEXICO HOLDINGS, LLC” AS RECEIVED AND FILED IN THIS OFFICE;

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FIFTEENTH DAY OF JULY, A.D. 2004, AT 12:55 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

Harriet Smith Windsor, Secretary of State
3829094 8100H	AUTHENTICATION: 3284309
040581830	DATE: 08-09-04

CERTIFICATE OF FORMATION

OF

INNOPHOS MEXICO HOLDINGS, LLC

This Certificate of Formation of Innophos Mexico Holdings, LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del. C. § 18-101, et seq.).

FIRST: The name of the limited liability company formed hereby is: Innophos Mexico Holdings, LLC

SECOND: The address of the registered office of the LLC in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is: Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 15th day of July 2004.

Christopher Valeri
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:14 PM 07/15/2004 FILED 12:55 PM 07/15/2004 SRV 040519719 – 3829094 FILE